EXHIBIT 5.1

                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT is made and entered as of November 12, 1997, by and between GARY S. FRANK, SHELDON B. KAMINS, and C.P. INC., a Maryland corporation, who are all of the general and limited partners (collectively, the "Partners" and individually, a "Partner") of Capitol Place I Investment Limited Partnership, a Maryland limited partnership (the "Partnership") (the Partners are sometimes hereinafter referred to collectively as "Contributors" and individually, a "Contributor"), and (ii) FIRST WASHINGTON REALTY LIMITED
PARTNERSHIP,   a  Maryland  limited  partnership  (hereinafter  referred  to  as
"FWRLP").

                              W I T N E S S E T H:

     WHEREAS,   the  Partners  own  all  of  the   partnership   interests  (the
"Partnership Interests") of the Partnership; and

         WHEREAS, the Partnership is the record and beneficial owner of that certain parcel of real property described on Exhibit A hereto (collectively, the "Land"), together with the shopping center known as Bowie Plaza Shopping Center located in Bowie, Prince George's County, Maryland, and all other buildings and improvements situated thereon (collectively, the "Building"), and all personal property and fixtures located therein (other than that owned by tenants) (the "Personalty"), and all appurtenances, rights, easements, rights-of-way, tenements and hereditaments incident thereto (the "Additional Property") (the Land, Building, Personalty and Additional Property are hereinafter collectively referred to as the "Property"); and

         WHEREAS, Contributors and FWRLP desire to enter into this Agreement relating to the contribution by the Contributors to FWRLP of their Partnership Interests in exchange for certain interests in FWRLP and cash.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Contribution. Subject to the terms and conditions set forth in this Agreement, Contributors and FWRLP agree to the contribution by Contributors to FWRLP (the "Contribution") of all of the Partnership Interests.

     2. Consideration.

                  (a) In consideration of the Contribution of the Partnership Interests to FWRLP, FWRLP shall pay cash (in the form of cash, certified check or bank wire transfer) and shall issue common partnership units of FWRLP (the "Units") in an

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aggregate  amount  (cash and Units)  calculated  as follows:  Ten Million  Seven
Hundred Fifty Thousand Dollars ($10,750,000.00) less the outstanding and unpaid principal balance of the AAL Loan (as defined below) at Closing and adjusted for any closing adjustments and prorations (the "Consideration Amount"). The number of Units to be issued shall be determined at Closing by dividing the Consideration Amount allocated to Units pursuant to Exhibit Q attached hereto by a price per Unit (the "Unit Price") equal to Twenty-Five Dollars ($25.00), rounded to the nearest one (1) Unit. The balance of the consideration shall be paid in cash. FWRLP will pay the cash and issue the Units to the Contributors in accordance with the schedule set forth as Exhibit Q attached hereto.

                  (b) At Closing, the Partnership Interests shall be contributed to FWRLP with the Property then being subject to the indebtedness, lien and operation of the First Trust (as defined below). Contributors and FWRLP shall provide to the Lender any and all information reasonably requested by the Lender.

                  (c) (i) The Property is presently encumbered by a Deed of Trust and Security Agreement and First Modification to Deed of Trust ("First Trust") from the Partnership, as debtor, for the benefit of Aid Association for Lutherans, as secured party (the "Lender"), which First Trust secures an original, aggregate principal indebtness of $5,200,000.00 with interest thereon payable over the term thereof (which ends on December 10, 2009) at a fixed interest rate of 9.25% per annum, as evidenced by a Note from the Partnership to Lender, as amended ("Note"). The First Trust and Note and all documents and instruments executed in connection therewith are collectively referred to as the "AAL Loan." The AAL Loan requires equal monthly installments of principal and interest in the amount of the $51,455.00 per month. The outstanding principal balance under the AAL Loan as of the date hereof is approximately $4,549,000.00. Copies of the First Trust and Note are attached hereto as Exhibits N and O, respectively.

                      (ii) FWRLP's obligations under this Agreement shall be expressly contingent on the condition that FWRLP receive by Closing a letter (the "Letter") from Lender (i) consenting to the Contribution of the Partnership Interests and such modifications to the AAL Loan as FWRLP shall determine are necessary (to the extent that FWRLP determines that modifications are necessary, FWRLP shall so notify Contributors on or before November 20, 1997), (ii) confirming that the AAL Loan is as described above, (iii) certifying that, to the best knowledge of the Lender, there is no default or event which with notice or lapse of time, or both, would constitute a default under the AAL Loan. At Closing, Contributors shall execute an estoppel certificate in favor of FWRLP certifying that, to the best knowledge of the Contributors, there is no default, or event of default which with notice or lapse of time, or both, would constitute a default under the AAL Loan. FWRLP will use commercially reasonable efforts to obtain such Letter from Lender, and the Contributors shall reasonably cooperate with FWRLP in its efforts to obtain such Letter from Lender on or before November 26, 1997 (as

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defined  below).  FWRLP shall be responsible  for all assumption  fees and other costs charged by the Lender in connection with such consents. If such Letter is not received by FWRLP by Closing, FWRLP shall have the right to terminate this Agreement, in which event the Deposit (defined below), together with interest thereon, shall be returned to FWRLP. If Lender does not consent or if Lender's Letter is other than as set forth above and is not reasonably acceptable to FWRLP, FWRLP shall have the right, at its sole election, to terminate this Agreement by giving written notice thereof to Contributors, whereupon the Deposit, together with interest thereon, shall be returned to Contributors and neither party shall have any further liability to the other except as specifically set forth herein.

                  (d) Anything contained herein to the contrary notwithstanding, in the event the Lender does not consent to the transfer of the Partnership Interests to FWRLP as contemplated herein, then in order to cause the transaction to proceed Contributors may, but shall not be required to, elect to permit FWRLP to payoff the AAL Loan at Closing; provided that, in such event, the Consideration Amount shall be reduced by the full amount of any prepayment premium or penalty and the cash and/or Units to be issued to the Contributors pursuant hereto shall be recomputed based upon such reduced Consideration Amount.

         3.       Deposit.

                  (a) Within two (2) business days after the date of delivery to FWRLP of an original of this Agreement executed by Contributors together with completed Exhibits hereto (the date of such delivery by Contributors being the "Acceptance Date"), FWRLP shall deliver to the Title Company, as escrow agent, a deposit (together with interest earned thereon, the "Deposit") of Two Hundred Fifty Thousand Dollars ($250,000.00 ) by check payable to the Commercial Settlements, Inc., 1413 K Street, N.W., Washington, DC 20005 (the "Title Company").

                  (b) The Title Company will immediately provide Contributors with written evidence of receipt of such Deposit. The Title Company shall place the Deposit in an interest-bearing account within two (2) business days after the date of receipt thereof, and interest on the Deposit shall accrue to the benefit of the party entitled to the Deposit pursuant to this Agreement. The Deposit shall be held by the Title Company pursuant to the terms and conditions of this Agreement.

                  (c) In the event that, at any time prior to Closing, the Contributors or FWRLP provides Title Company with a certification (a copy of which shall be delivered contemporaneously to the other party) that the Contributors or FWRLP, as the case may be, is entitled to the Deposit pursuant to the terms of this Agreement, Title Company shall deliver the Deposit to such party no less than five (5) business days and no more than seven (7) business days after receipt of said notice, unless the other party disputes such certification by written notice to Title Company (a copy of which

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shall be delivered  contemporaneously  to the other party) delivered within five
(5) business days of Title Company's receipt of the initial certification. In such event, Title Company shall hold the Deposit pending resolution of such dispute.

                  (d) The parties acknowledge that (i) Title Company is acting solely as a stakeholder at their request and for their convenience, (ii) Title Company shall not be deemed to be the agent of either of the parties, and (iii) Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard to this Agreement or involving gross negligence. The Contributors and FWRLP shall jointly and severally indemnify and hold Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Title Company's duties hereunder, except with respect to actions or omissions taken or suffered by Title Company in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Title Company; provided, however, that if any litigation shall arise between the Contributors and FWRLP in connection therewith, the non-prevailing party shall pay all such costs, claims and expenses of the Title Company. In the event any dispute shall arise between the parties hereto as to the disposition of the Deposit, the Title Company's sole responsibility may be met, at the Title Company's option, by paying the Deposit into the court in which relevant litigation is pending between the parties, or by initiating an interpleader action, and upon payment of the Deposit into court, neither Contributors nor FWRLP shall have any further right, claim, demand, or action against the Title Company.

         4. Closing. Except as otherwise provided in this Agreement, the Contribution contemplated herein shall be consummated at the "Closing" (sometimes hereinafter referred to as the "Closing"), which shall take place on January 7, 1998 (the "Closing Date") or such other date as may be mutually agreed upon by Contributors and FWRLP; provided, however, that if the Lender has not completed all documentation consenting to the contribution of the Partnership Interests by such date, then the Closing Date shall be extended for such reasonable time period as is required to complete same, not to exceed thirty (30) days. The Closing shall take place at the offices of First Washington Realty Limited Partnership, 4350 East-West Highway, Suite 400, Bethesda, Maryland 20814, or at such other place as may be mutually agreed upon by Contributors and FWRLP.

         5. Several Representations and Warranties of Contributors. In order to induce FWRLP to enter into this Agreement and to issue the Units in consideration for the Partnership Interests, each Contributor for such Contributor only and for no other Contributor makes the following several representations and warranties:

                  (a) Authority. Such Contributor has the right, power and authority to enter into this Agreement and to contribute its Partnership Interests in accordance with the terms and conditions of this Agreement. Except for the consents required under the

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AAL Loan, no consents of any persons other than those  executing  this Agreement as a Contributor are required for such execution or to cause such Contributor to consummate the transactions contemplated by this Agreement. This Agreement is the valid and binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms, except that such enforcement may be
subject   to   bankruptcy,   conservatorship,    receivership,   reorganization,
insolvency, moratorium or similar laws or procedures relating to or affecting creditors rights generally and to general principles of equity.

                  (b)      [Intentionally Omitted].

                  (c) Ownership of Interests. Such Contributor owns the Partnership Interests owned by such Contributor, as set forth in Exhibit P hereto, free and clear of all liens, charges, encumbrances, restrictive agreements and assessments other than the provisions of the Partnership Agreement (as defined in Section 6(a) below) and the AAL Loan. Upon the contribution of such Contributor's Partnership Interests to FWRLP or its permitted designee(s), FWRLP will receive good and absolute title thereto, free from all liens, charges, encumbrances, restrictive agreements and assessments whatsoever other than the provisions of the Partnership Agreement and the AAL Loan. Such Contributor hereby waives, with respect to the contribution contemplated by this Agreement, any "right of refusal" or other restriction on transfer set forth in the Partnership Agreement. There are no outstanding options, contracts, calls, commitments or demands of any nature relating to the Partnership Interest of such Contributor, except as set forth in the Partnership Agreement and the AAL Loan.

                  (d)      Securities Law Matters.

     (i) Each Contributor who shall receive the Units is now and, at the time of Closing, will be an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act");

     (ii) Each Contributor's primary residence or principal place of business is in the State of Maryland;

     (iii) Each Contributor is acquiring the Units for such Contributor's own account for investment purposes only and not with a view to distribution and does not intend to distribute or resell the Units;

     (iv) Taking into account the information and resources such Contributor can practically bring to bear on the acquisition of the Units in FWRLP contemplated hereby, such Contributor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to investments in securities presenting an investment decision like that involved in the acquisition of the Units, including investments in securities issued by FWRLP, and has requested,

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received,  reviewed  and  considered  all  information  such  Contributor  deems relevant in making an informed decision to acquire the Units (including the Confidential Information Statement attached hereto as Exhibit L which contains the First Amended and Restated Agreement of Limited Partnership of FWRLP and any Amendments thereto (the "FWRLP Partnership Agreement");

     (v) Each Contributor will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of ) any of the Units except in compliance with the Securities Act and the rules and regulations promulgated thereunder and with the terms and conditions of the FWRLP Partnership Agreement;

     (vi) Each Contributor acknowledges that the Units to be issued must be held unless and until they are subsequently registered under the Securities Act and under applicable state securities or blue sky laws, unless exemptions from such registrations are available at the time of resale;

     (vii) Prior to the issuance of the Units, each Contributor will execute all such other documents and instruments as may be reasonably necessary to allow FWRLP to comply with federal and state securities law requirements with respect to the issuance of the Units and to comply with the terms of the FWRLP Partnership Agreement; and

     (viii)  Each  Contributor  acknowledges  and agrees  that,  notwithstanding
Section 8.6 of the FWRLP Partnership Agreement, the Units to be issued hereunder shall not be redeemable for cash or exchangeable for Common Stock in the REIT for a period of thirteen (13) months from and after the date of issuance to such Contributor.

                  (e) No Contributor is a person other than a United States person within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). The transaction contemplated herein is not subject to the tax withholding provisions of Section 3406 of the Code, or Subchapter A of Chapter 3 of the Code or of any other provision of law.

         6. General Representations and Warranties of Contributors. In order to induce FWRLP to enter into this Agreement and to issue the Units in consideration for the Partnership Interests, the Contributors, jointly and severally, hereby make the following representations and warranties as of the date hereof:

                  (a) Authority. The Partnership is a limited partnership duly organized and in good standing under the laws of the State of Maryland. The copy of the Partnership' s Partnership Agreement and all amendments thereto (collectively, the "Partnership Agreement") including all Certificates of Limited Partnership and all

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amendments  thereto,  attached  hereto  an  Exhibit  P, is a true,  correct  and complete copy thereof.

                  (b) Title. To the Contributors' knowledge, the Partnership is the sole owner of fee simple title to the Property, and such title is marketable and good of record and free and clear of all liens, encumbrances, covenants, conditions, restrictions and other matters affecting title, except for the Permitted Exceptions (as defined in Section 8(a)(iii)).

                  (c) Compliance with Existing Laws. To the knowledge of the Contributors, the Partnership has not received any notice from a governmental authority asserting that the Partnership is in violation of any applicable building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the Property or any part thereof.

                  (d) Leases. True, correct and complete copies of all of the leases of the Property and any amendments thereto (collectively, the "Leases"), have been delivered to FWRLP. Attached hereto as Exhibit B is a description of all of the Leases and a current rent schedule ("Rent Schedule") covering the Leases. There are no leases or tenancies of any space in the Property other than those set forth in Exhibit B or, to the Contributors' knowledge, any subleases or subtenancies unless otherwise noted therein. Except as otherwise set forth in Exhibit B or elsewhere in this Agreement:

     (i) To the knowledge of Contributors, the Leases are in full force and effect and constitute a legal, valid and binding obligation of the respective tenants;

     (ii) no tenant has an option to purchase the Property or any portion thereof;

     (iii) no renewal or expansion options have been granted to the tenants, except as provided in the Leases;

     (iv) to Contributors' knowledge, the Partnership is not in default under any of the Leases;

     (v) the rents set forth on the Rent Schedule are being collected on a current basis and there are no arrearages in excess of one month, except as indicated in Exhibit B hereto, nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty (30) days in advance;

     (vi) all work for tenant alterations and other work or materials contracted for by the Partnership and any tenant has been completed by

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the Partnership,  and all work and materials have been fully paid for or will be paid for by Closing and all contributions to tenant for tenant improvements have been paid to tenant;

     (vii) the Partnership has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to Contributors' knowledge, no tenant is in default under its Lease, except as indicated in Exhibit B hereto;

     (ix) no action or proceeding instituted against the Partnership by any tenant is presently pending in any court; and

     (x) no security deposits are in the possession of Contributors or the Partnership other than those set forth in Exhibit B.

                  (e) Service Contracts. Attached hereto as Exhibit C is a complete and correct list of all contracts or agreements relating to the management, leasing, operation, maintenance or repair of the Property (the "Service Contracts"). True and correct copies of all of the Service Contracts have been delivered to FWRLP. All of the Service Contracts set forth on Exhibit C shall be assumed by FWRLP as of the Closing Date. Except in the case of a default by the vendor under a specific Service Contract, no Service Contract will be terminated, amended, modified or supplemented prior to the Closing Date without FWRLP's prior written approval.

                  (f) Tax Bills. Attached hereto on Exhibit D are true and correct copies of tax bills issued by any applicable federal, state or local governmental authority to the Partnership with respect to the Property for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year.

                  (g) Insurance. The Property is insured for at least 80% of its replacement cost (less any deductible) against loss or damage sustained as a result of fire or other casualty and the Partnership has rent loss insurance in place for the Property. Attached hereto as Exhibit E is a list of all hazard, liability and other insurance policies presently affording coverage with respect to the Property. The Contributors shall maintain in full force and effect all such policies until the Closing Date. Contributors shall cancel such policies as of the Closing Date (with Contributors being entitled to any reimbursement of any advance premiums paid by the Partnership), unless a loss in rental income has resulted from a casualty or other insured event prior to Closing for which the Partnership may be entitled to make a claim under such policies, in which event the policies shall not be canceled.

                  (h) Condition of Property. Possession of the Property shall be delivered to FWRLP at Closing in its "as is, where is" condition as of the date of FWRLP's execution of this Agreement, ordinary wear and tear excepted.


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                  (i) Tenant Estoppels.  The Contributors  represent and warrant that they shall use reasonable efforts to obtain and deliver to FWRLP a tenant estoppel letter from each tenant in substantially the form attached hereto as Exhibit F (or in such form or containing such information as may be required under such tenant's lease).

                  (j) Condemnation Proceedings. No condemnation or eminent domain proceedings are pending or, to the best of the Contributors' knowledge, threatened against the Property or any part thereof, and neither the Partnership nor the Contributors' has made any commitments to or received any written notice, of the desire of any public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes.

                  (k) Litigation. Except as set forth on Exhibit G hereto, no litigation is pending or, to the best of the Contributors' knowledge, threatened against the Partnership, including administrative actions or orders against the Partnership relating to governmental regulations, affecting the use, operation or ownership of the Property or any part thereof as contemplated herein.

                  (l) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) subject to any approval required under the AAL Loan, conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which the Partnership is a party or by which the Partnership or the Property is bound, (ii) subject to the approval required under the AAL Loan, violate any restriction, requirement, covenant or condition to which the Partnership is subject or by which the Partnership or the Property is bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order or (iv) except as set forth herein, result in the cancellation of any contract or lease pertaining to the Property.

                  (m)      [Intentionally Omitted].

                  (n)  Separate  Tax  Lot  and  Subdivision.   To  the  best  of
Contributors' knowledge, the Land is the subject of a separate subdivision, and the Land is assessed for tax purposes as a separate and distinct parcel.

                  (o) Hazardous Waste. Except as disclosed in the environmental reports delivered by Contributors to FWRLP or obtained by FWRLP, Contributors have no knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration (a "Spill") of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating

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to protection of public health,  safety or the  environment (as such laws may be amended from time to time) at, upon, under or within the Land or any contiguous real estate. To the best of the Contributors' knowledge, there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the Property. To Contributors' knowledge, the Building is totally free of friable asbestos requiring remediation. Without
intending  to  limit  the  foregoing   representations  and  warranties,   FWRLP
acknowledges that the Property is and/or has been leased to a dry cleaner, various restaurants and other tenants that may use regulated products in the normal course of their business and that Contributors do not control or actively monitor such use.

                  (p) Certificates of Occupancy. The Partnership will not amend any certificates of occupancy for the Property and will maintain them in full force and effect to the extent that the Partnership is responsible for them. .

                  (q) Licenses and Permits. The Contributors have received no notice, nor have any knowledge, that the Partnership is lacking any required permit or license issued by applicable governmental authorities for operation, maintenance or ownership of the Property ("Licenses").

                  (r) Operating Statements. Attached hereto as Exhibit H are copies of the operating statements of the Property for calendar years 1994, 1995, 1996 and 1997 (through September 30, 1997), which are true and correct to Contributors' knowledge. Also attached as Exhibit H is a copy of the 1997 operating budget for the Property.

                  (s) Utilities. To Contributors' knowledge, adequate, usable public sewers, public water facilities, gas and electrical facilities necessary to the operation of the Property are installed in and are duly connected to the Property and can be used without any charge except the normal deposits, if any, and usual metered utility charges and sewer charges.

                  (t) Personal Property. Attached hereto as Exhibit I is a true, correct and complete inventory of all personal property ("Personal Property"), if any, owned by the Partnership and used in the management, maintenance and operation of the Property (other than trade fixtures or personal property of tenants).

                  (u)  Leasing   Commissions.   To  the  best  of  Contributors'
knowledge, there are, and at Closing there shall be, no outstanding or contingent leasing commissions or fees payable with respect to the Property.

                  (v) Partnership Liabilities. Except for (i) the obligations and liabilities of the Partnership which FWRLP is taking the Partnership Interests subject to under Section 2 (b) above, (ii) the Service Contracts, Leases and other contractual obligations which FWRLP is acquiring the
Partnership Interests subject to pursuant to this Agreement, and (iii) any liabilities and obligations of the Partnership which are being adjusted at Closing pursuant to Section 12 or other provisions of this Agreement, the Partnership shall not have any liabilities or obligations, either accrued, absolute or contingent or otherwise, which will not be paid or discharged on or before the Closing Date. In addition, the Partnership has not received notice of any, and to the best of the knowledge of the Contributors, there is, as of the date of execution of this Agreement, no basis for any claim against (or liability of ) the Partnership arising from the business done, transactions entered into or other events occurring prior to the Closing Date other than the obligations and liabilities described in the preceding sentence.

                  (w) Partnership for Tax Purposes. The Partnership is, and at all times has been, properly treated as a partnership for Federal Income Tax purposes, and not as an "association" or "publicly traded partnership" taxable as a corporation.

                  (x) Taxes. The Partnership has timely filed with the appropriate taxing authorities all returns (including without limitation information returns and other material information) in respect of Federal, State and local taxes (collectively "Taxes") required to be filed by it through the date hereof and will timely file any such returns required to be filed by it on or prior to the Closing Date. The returns and other information filed (or to be filed) are complete and accurate in all material respects. All Taxes of the Partnership in respect of periods beginning before the Closing Date have been timely paid, or will be timely paid prior to the Closing Date, and the Partnership has no material liability for Taxes in excess of the amounts so paid. All Taxes that the Partnership has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be (prior to Closing Date) duly paid to the proper taxing authority. No audits of any of the Partnership's federal, state or local returns for Taxes by the relevant taxing authorities have occurred, and no material deficiencies for Taxes of the Partnership have been claimed, proposed or assessed by any taxing or other governmental authority against the Partnership. There are no pending or, to the best of knowledge of the Contributors, threatened audits, investigations or claims for or relating to any material additional liability to the Partnership in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes that in reasonable judgement of the Contributors or their counsel, is likely to result in a material additional liability for Taxes. There are no liens for taxes (other than for current taxes not yet due and payable) on any of the assets of the Partnership.

     7. Obligations Pending Closing. From and after the date of this Agreement through the Closing Date, Contributors and FWRLP, as applicable, covenant and agree as follows:

                  (a) Maintenance and Operation of Premises. The Contributors will cause the Property to be maintained in its present order and condition, normal wear and tear excepted and will cause the continuation of the normal operation thereof, including the purchase and replacement of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repairs so that the Property will, except for normal wear and tear, be in substantially the same condition on the Closing Date as on the date hereof. If the transaction contemplated by this Agreement closes as provided herein, then FWRLP will reimburse Contributors at Closing for any costs incurred and paid by the Partnership in excess of $2,000 during each of November and December 1997 for repairs to the roof of the Building which FWRLP has approved (which approval shall not be unreasonably withheld or delayed) prior to such repairs being made; provided, however, that prior approval of FWRLP shall not be required for emergency repairs to the roof, but Contributors shall promptly notify FWRLP thereof.

                  (b) Licenses. The Contributors shall use reasonable efforts to preserve in force all Licenses and to cause those expiring to be renewed.

                  (c) Changes in Representations. The Contributors shall notify FWRLP promptly, and FWRLP shall notify the Contributors promptly, if either becomes aware of any occurrence prior to the Closing Date which would make any of its representations, warranties or covenants contained herein not true in any material respect.

                  (d) Obligations as to Leases. The Contributors shall not, without FWRLP's prior written consent (which consent shall not be unreasonably withheld), amend, modify, renew or extend any Lease in any respect unless required by law, or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Lease. If FWRLP does not respond within five (5) business days of written request for consent from Contributors, FWRLP shall be deemed to have consented to such request. Contributors shall not be responsible for vacancy caused by a breach by tenant under its lease. Prior to Closing, Contributors shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Property or is in material default under its lease.

                  (e) Obligations as to AAL Loan. Contributors shall not, without FWRLP's prior written consent, (i) prepay, or permit the Partnership to prepay, the AAL Loan, or (ii) modify or amend, or permit the Partnership to modify or amend, any of the documents evidencing or securing the AAL Loan or otherwise entered into in connection with the AAL Loan. Contributors shall make, or cause the Partnership to make, all payments required to be made under the AAL Loan when due, shall perform, or cause the Partnership to perform, all obligations under the AAL Loan and shall keep, and cause the Partnership to keep, the AAL Loan free from default.

         8. Representations, Warranties and Covenants of FWRLP. In order to induce Contributors to enter into this Agreement and to contribute the Partnership Interests to FWRLP, FWRLP and, solely as to the representations, warranties and covenants contained in Sections 8(h), (j), (k) and (l), First Washington Realty Trust, Inc ("REIT") hereby make the following representations and warranties as of the date hereof, each of which is material:

                  (a) Authority of FWRLP. FWRLP is a limited partnership duly organized and existing and in good standing under the laws of the State of Maryland. FWRLP has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement. This Agreement is the valid and binding obligation of FWRLP, enforceable against it in accordance with its terms.

                  (b) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Partnership Agreement or any agreement or instrument to which FWRLP is a party, (ii) violate any restriction, requirement, covenant or condition to which the FWRLP is subject, and (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

                  (c) Vacant Space. FWRLP hereby further agrees that if any rentable space in the Property is vacant or the tenant thereunder is in default under its lease on the Closing Date, FWRLP shall accept the Property subject to such vacancy or tenant default (subject to Section 9(a)(v) hereof), provided that the vacancy or default was not permitted or created by Contributors in violation of any restrictions contained in this Agreement.

                  (d) Additional Matters Regarding Authority. The execution, delivery and performance by FWRLP of this Agreement and each other agreement, document or instrument contemplated hereby to which FWRLP is a party and which is required to be delivered to Contributors at Closing (together with this Agreement, the "FWRLP Documents"), the fulfillment of and the compliance with the respective terms and provisions hereof and thereof by FWRLP, and the due consummation of the transactions contemplated hereby or thereby by FWRLP have been, or by Closing will be, duly and validly authorized and approved by all requisite partnership actions of FWRLP.

                  (e) Disclosure Documents. Attached hereto as Exhibit N is a true and correct copy of the Confidential Information Statement, as supplemented through the date hereof. The FWRLP Partnership Agreement, as contained in the Confidential Information Statement, as supplemented through the date hereof, has not been amended or modified except as set forth in Exhibit N, and, to the knowledge of FWRLP, is in full force and effect as of the date hereof, and, to the knowledge of FWRLP, no default or condition which, with the passage of time or the giving of notice could become a default, exists on the part of any party thereunder.

                  (f) Binding Obligation. This Agreement constitutes, and all other agreements, documents and instruments to be executed by FWRLP pursuant hereto, when duly executed and delivered by FWRLP, will each constitute, valid and binding obligations of FWRLP, enforceable in accordance with their respective terms, except that such enforcement may be subject to bankruptcy, conservatorship, receivership, reorganization, insolvency, moratorium or similar laws or procedures relating to or affecting creditors' rights generally or the rights of creditors of limited partnerships and to general principles of equity.

                  (g) No Capital Calls or Loans. Following Closing, neither Contributors, as holders of the Units, nor any subsequent transferees of the Units from Contributors, shall have any obligation to make additional capital contributions or loans to FWRLP.

                  (h) Financial Information. The financial statements of FWRLP and the REIT (including the notes thereto) included in the Confidential Information Statement, as supplemented through the date hereof, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated in any such registration statement or periodic report, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. Since the date of the most recent financial statements included in the Confidential Information Statement, as supplemented through the date hereof, there has been no material adverse change, when considered as a whole, in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of FWRLP or the REIT.

                  (i) Issuance of Units. The FWRLP Partnership Agreement provides, or prior to Closing will provide, for the issuance of the Units. The Units to be issued in connection with the transactions herein contemplated have been, or prior to their issuance on the Closing Date will have been, duly authorized for issuance by FWRLP to Contributor, and on the date of their issuance on the Closing Date will be validly issued, fully paid and non-assessable. The Units conform to the description thereof contained in the Confidential Information Statement, as supplemented through the date hereof, and such description conforms to the rights set forth in the FWRLP Partnership Agreement.

                  (j) Disclosure. The Confidential Information Statement, as supplemented through the date hereof, on the date hereof, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (k) Status of REIT. First Washington Realty Trust, Inc. is organized in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to meet the requirements for taxation as a real estate investment trust under the Code.

     (l) Anti-Dilution; Holding Period. FWRLP hereby covenants and agrees as follows:

                           (i) If at any time  prior to Closing  there  shall be
                  (a) a reorganization of FWRLP (other than a combination, reclassification, exchange or subdivision of Units otherwise provided for herein), (b) a merger or consolidation of FWRLP with or into another entity in which FWRLP is not the surviving entity, or a reverse triangular merger in which FWRLP is the surviving entity but the Units outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (c) a sale or transfer of FWRLP's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that Contributors shall thereafter be entitled to receive at Closing the number of shares of stock or other securities or property of the successor entity resulting from such reorganization, merger, consolidation, sale or transfer that Contributors would have been entitled to receive if the Closing had been held immediately before such reorganization, merger consolidation, sale or transfer and Contributors had received at such Closing the Units which it was entitled to receive under this Agreement, subject to further adjustments as provided in this Agreement. The foregoing provisions of this Section shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers occurring prior to Closing and to the stock or securities of any other entity that are at the time receivable by holders of the Units as a result thereof.

                           (ii) If  FWRLP,  at any  time  prior to  Closing,  by
                  reclassification of securities or otherwise, shall change the Units into the same or a different number of securities of any other class or classes, at Closing Contributors shall have the right to receive such number or kind of securities as would have been issuable to Contributors as the result of such change as if Contributors held the Units immediately prior to such reclassification or other change, all subject to further adjustment as provided in this Section.

                           (iii) If FWRLP at any  time  prior to  Closing  shall
                  split, subdivide or combine the Units into a different number of securities of the same class, the number of Units to be received by Contributors at Closing shall be proportionately increased in the case of a split or subdivision or proportionately decreased in the case of a combination, and the Unit Price used in this Agreement to calculate certain adjustments to the number of Units shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                           (iv)  If,  prior to  Closing,  all  holders  of Units
                  ("Unitholders") shall have received, or, on or after the record date fixed for the determination of eligible Unitholders, shall have become entitled to receive, without payment therefor, other or additional Units or other securities or property (other than cash) of FWRLP by way of distribution, then and in each case, Contributors shall have the right to acquire upon Closing, in addition to the number of Units to which Contributors are entitled hereunder, and without payment of any additional consideration thereof, the amount of such other or additional Units or other securities or property (other than cash) of FWRLP that Contributors would hold on the Closing Date had they been the holder of record of the Units on the date hereof through and including the Closing Date, and had retained such Units and all other additional Units and other securities or property as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Agreement.

                  (m) Holding Period. Except in connection with a sale of all or substantially all of FWRLP's assets or a merger or consolidation of FWRLP, in no event shall FWRLP voluntarily sell or otherwise dispose of the Property or any part thereof or the Partnership Interests or any part thereof (other than pursuant to a condemnation or under threat of condemnation) for a period of six
(6) years following the Closing Date, unless (i) it is pursuant to a tax-free exchange such that no taxable gain would be incurred by Contributors as a result of such sale or other disposition of the Property or the Partnership Interests or (ii) FWRLP indemnifies and agrees to hold harmless Contributors from any Federal and state income tax consequences attributable to such sale or other disposition. In the event of a condemnation or involuntary conversion of a material part of the Property, FWRLP shall use reasonable efforts to reinvest the condemnation proceeds in such property or properties, and within such time periods, as are required by the Internal Revenue Code to avoid Federal income tax being payable by Contributors with respect to such condemnation proceeds.

         9.       Conditions Precedent to Closing.

                  (a) It shall be a condition precedent of FWRLP's obligation to make a full settlement hereunder that each and every one of the following conditions shall exist on the Closing Date:

                            (i) Representations and Warranties. Contributors' representations and warranties hereunder shall be true and correct in all material respects the same manner and with the same effect as though such representations and warranties had been made on and as of the Closing, except to the extent modified by Section 9(a)(v).

                           (ii) Zoning. No proceedings shall have occurred or be
                  pending  to  change,   redesignate   or  redefine  the  zoning
                  classification of the Property to a more restrictive classification than presently exists.

                           (iii) Title. Title to the Property shall be marketable, good of record, and insurable by the Title Company at standard rates or less, pursuant to a full coverage ALTA Form-B (Rev. 1970 and 1984) owner's title insurance policy (or an unconditional commitment therefor) without any exceptions ("Printed form" or otherwise) other than the Permitted Exceptions, and in addition, without exception for mechanic's or materialmen's lien arising from goods, labor or materials provided to the Property prior to the Closing Date. The "Permitted Exceptions" are:

                            (A) the lien of current real estate taxes and special assessments not yet due and payable; and

                            (B) such other matters which are listed on Exhibit J
                           attached hereto. Notwithstanding anything to the contrary contained in this paragraph (B), the Contributors, at or prior to Closing, shall cause to be satisfied and released of record all mortgages, deeds of trust, financing statements, judgments, liens and matters (other than those set forth on Exhibit J hereto) that may be satisfied by payment of a liquidated sum, other than the AAL First Trust; provided, however, that if the amount thereof exceeds $250,000 and was not voluntarily created by the Contributors subsequent to the effective date of the Title Commitment, Contributors need not satisfy and release such matters, in which event FWRLP shall have the right and option either (i) to terminate this Agreement, or (ii) to close on the contribution of the Partnership Interests and waive such defects in title. In the event of termination of this Agreement, Contributor and FWRLP shall be relieved of all liabilities under this Agreement, except the indemnities provided in Sections 14(a) and 16 hereof, and the Deposit shall be returned to FWRLP.

                           (iv)     [Intentionally Omitted].

                            (v) Tenant  Vacancies.  There shall not exist at the
                  Property at the Closing Date more than 15,000 square feet of space in the aggregate which is not leased pursuant to a bona fide lease or which the tenant therein has been in default under its lease for more than sixty (60) days and for an amount in excess of two (2) month's base rent at the Closing Date.

                           (vi) Leasing Brokerage/Property Management Agreements. Contributors shall have terminated any and all leasing brokerage agreements and property management agreements with respect to the Property effective as of the Closing. All responsibility for dealings with any such brokers and agents, including the payment of any claims (if deemed warranted by the Contributors), shall be the sole responsibility of the Contributors. The Contributors agree that they will indemnify and hold

                  FWRLP, its successors, assigns, partners, agents and employees, harmless against any such claims and/or losses which might be incurred by such indemnitees or by the Partnership in connection with any outstanding and/or contingent leasing commissions or fees or management fees.

                           (vii) Performance by Contributor.  Contributors shall
                  have complied in all material respects with and not be in breach of any of their covenants or obligations under this Agreement.

                           (viii)  Tenant  Estoppels.  FWRLP shall have received
                  (a) a tenant estoppel letter in substantially the form attached hereto as Exhibit F (or in such form as required under such tenant's lease) from, at a minimum, tenants satisfying the requirements described on Exhibit F-1, which tenant estoppel letters shall not contradict in any material respect the information set forth in Exhibit B hereto or the Contributors' representations and warranties in Section 6(d) hereof, and (b) any subordination and attornment agreements required by the Lender. The foregoing notwithstanding, allegations in tenant estoppels of Landlord defaults or breaches pertaining to roof leaks in any tenant's space or the condition of the roof and/or roof systems shall be permitted and shall not constitute a basis for rejecting any tenant estoppel or for termination of this Agreement by FWRLP, but Contributors shall be responsible for any tenant damage claim as a result thereof accruing prior to Closing.

                  (b) Failure of Condition. In the event of the failure by the Closing Date of any condition precedent set forth above, FWRLP shall notify Contributors in writing, and if Contributors do not correct such failure (if valid) within five (5) business days after such notice, then FWRLP, at its sole election, may (a) terminate this Agreement, in which event the Deposit and any interest thereon shall be returned to FWRLP and, except as otherwise provided in
Section 17 hereof, neither party shall have any further obligations or liabilities to the other (but the indemnitees provided in Section 14(a) and 16 hereof shall survive in all events); or (b) proceed to Closing and, if such failure constitutes a default by Contributors hereunder, avail itself of any legal or equitable remedy FWRLP may have, except as to any default of Contributors waived in writing by FWRLP or deemed to be waived pursuant to the provisions of this Agreement on or before the Closing Date; or (c) extend the Closing Date for such reasonable time period as may be determined by FWRLP (but in no event for more than three (3) months from the Closing Date then in effect) in order to permit the satisfaction of any condition precedent not so fulfilled.

                  (c) Anything to the contrary notwithstanding, the parties to this Agreement expressly agree that the obligations of Contributors pursuant to this Agreement are conditioned upon the satisfaction, in the reasonable discretion of Contributors, of the following conditions:

                           (i) All of the covenants, agreements, representations
                  and warranties made by FWRLP and/or the REIT in this Agreement (including the attached Exhibits), the Confidential
                  Information Statement, as supplemented through the date hereof, or the FWRLP Documents shall be true, accurate and complete in all material respects, and shall have been fulfilled in all material respects, as of the date of the Closing Date; and

                           (ii) Contributors  shall be released by the Lender in
                  writing from all liabilities they may have on account of or in any way in connection with the AAL Loan which arise after Closing.

In the event any of the foregoing conditions are not satisfied as of the Closing Date, Contributors shall notify FWRLP in writing, and if FWRLP does not correct such failure (if valid) within five (5) business days after such notice, then Contributors, in their sole discretion, (A) may avail themselves of the remedies provided in Paragraph 17(a) hereof if such non-satisfaction constitutes a default by FWRLP hereunder, or (B) terminate this Agreement, in which event the Deposit and any interest thereon shall be returned to FWRLP and neither party shall have nay further obligation or liabilities to the other (but the indemnities provided in Sections 14(a) and 16 hereof shall survive in all events).

         10. Contributors' Deliveries. At the Closing, the following documents, each dated on the Closing Date, shall be delivered to FWRLP:

                  (a) a Contribution and Assumption Agreement ("Assignment") and an Amendment to the Partnership Agreement ("Amendment") and Limited Partnership Certificate, in a recordable from, reasonably satisfactory to FWRLP and the Contributors, setting forth the assignment by each of the Contributors of their Partnership Interest and its withdrawal from the Partnership and the substitution of FWRLP and /or its designee(s) as partners of the Partnership, which Amendment shall be executed and acknowledged by all the Contributors; at FWRLP's option, such Assignment and Amendment may contain such other amendments of the Partnership Agreement as shall be determined by FWRLP, provided that the Contributors shall execute such Assignment and Amendment solely for the purpose of (a) assigning their respective Partnership Interests to FWRLP or its designee(s), and (b) withdrawing from the Partnership.

                  (b) a release from each Contributor releasing the Partnership and FWRLP (and its designee(s)) as partners of the Partnership from any obligations and liabilities with respect to the original formation of the Partnership, and any other matter arising from business done, transactions entered into or events occurring prior to the Closing Date (including, without limitation, liability arising from any breach by any of the Contributors), other than the rights of Contributors pursuant to Paragraph 12 below.

                  (c) An opinion of counsel for Contributors, in from and substance reasonably acceptable to counsel for FWRLP, to the effect that:

     (i) The Partnership is a duly organized and validly existing in good standing under the laws of the State of Maryland:

     (ii) The execution and delivery of this Agreement and all other agreements delivered in connection herewith or at the Closing, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement and all other agreements delivered in connection herewith or at the Closing will not conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under, any note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which the Partnership is a party or by which the Partnership is bound (and of which counsel has knowledge) (other than the AAL Loan), or any law or order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign;

     (iii) Contributors have complete and unrestricted power to contribute, transfer, assign and deliver to FWRLP and its designee(s) all of the Partnership Interests to be contributed and assigned hereunder, and the Assignment and the Amendment delivered pursuant to this Section 10 are in form legally sufficient to vest in FWRLP and its designee(s) good title to the Partnership Interests described therein; and

     (iv) To the best of counsel's knowledge, there is no litigation or investigation pending or threatened against the Partnership, or the Property, or any part thereof, which might result in any material, adverse change pertaining to the Property or the Partnership, or the operations thereof, or which questions the validity of any action taken in, under or in connection with any of the provisions of this Agreement.

     (d) a schedule from the Contributors updating the Rent Schedule for the Property and setting forth all arrearages in rents and all prepayments of rents;

     (e) originally executed Leases and Service Contracts and copies of books, records, operating reports, files and other materials related to the ownership, use and operation of the Property, to the extent that any exist and are in the possession of the Contributors, which obligation shall survive Closing;

     (f) [Intentionally Omitted]

     (g) an original letter executed by the Contributors advising the tenants of the Property of the contribution of the Partnership Interests to FWRLP and directing that rents and other payments thereafter be sent to FWRLP or as FWRLP may direct;

     (h) possession of the Property from the Contributors in the condition required by this Agreement, and the keys therefore;

     (i) from each Contributor, the Certification of Non-foreign Status as provided in Treas. Reg. 1.1445-2(b)(2)(iii)(B) or in any other form as may be required by the Internal Revenue Code or the regulations issued thereunder;

     (j) such other items and instruments from the Contributors as shall be required by the Title Company in connection with the issuance of its title insurance policy to FWRLP pursuant to Section 9(a)(iii) (including customary owner's affidavit and non-imputation affidavit in form reasonably acceptable to Contributors);

     (k) any and all documents from the Contributors necessary to release the Deposit from escrow with the Title Company and to have said Deposit returned to FWRLP;

     (l) any other documents required by this Agreement to be delivered by Contributors; and

     (m) An amendment to the FWRLP Partnership Agreement, in a form reasonably acceptable to FWRLP and Contributors, admitting the Contributors who receive Units as limited partners of FWRLP and issuing such Units as computed in accordance with Exhibit Q hereto.

         11. FWRLP's Performance. At the Closing, simultaneously with the deliveries of Contributors pursuant to the provisions of Section 10 above, FWRLP shall issue to Contributors the Units and cash in the manner specified in
Section 2, and FWRLP and REIT shall execute and deliver those documents and take such other actions required to be taken by FWRLP and REIT at Closing as required under this Agreement (including, without limitation, counterparts of the Assignment, Amendment and amendment to the FWRLP Partnership Agreement), whereupon the Deposit, and any interest accrued thereon, shall be returned to FWRLP by the Title Company. In addition to the Units, FWRLP shall deliver to Contributors at the Closing the following items:

                  (a) An opinion of Ballard Spahr Andrews & Ingersoll, counsel to FWRLP, (subject to customary exclusions and qualifications) to the effect that:

     (i) FWRLP is a validly existing limited partnership in good standing under the laws of the State of Maryland;

                           (ii) To such counsel's  knowledge,  the execution and
                  delivery of this Agreement and all other agreements delivered in connection herewith or at the Closing, the consummation of the transactions herein contemplated, and compliance with the terms of this Agreement and all other agreements delivered in connection herewith or at the Closing will not conflict with, or result in a breach of, any of the terms, conditions or provisions of, or constitute a default under, any note, indenture, mortgage, deed of trust, contract or other agreement or instrument to which FWRLP is a party or by which FWRLP is bound (and of which counsel has knowledge) (other than the AAL Loan); and

                           (iii) FWRLP has  complete and  unrestricted  power to
                  transfer, assign and deliver to Contributors the Units to be issued hereunder.

                  (b) Executed copies of such documents as AAL may reasonably require in connection with the assumption of the AAL Loan (the "AAL Assumption Documents"), including, if required by AAL, an indemnity agreement with regard to hazardous wastes and toxic substances on the Property which arise after Closing.

         12.      Settlement Charges; Prorations and Adjustments.

                  (a) FWRLP shall pay for the title examination, the title insurance premium, notary fees and other such charges incident to Closing. Any real estate transfer and recording fees and taxes and documentary stamps in connection with this transaction, if any, shall be borne by FWRLP; provided, however, that the number of Units issued to Contributors at the Closing under
Section 2(a) hereof shall be reduced by an amount equal to one-half (1/2) of the real estate transfer and recording fees and taxes payable by FWRLP divided by the Unit Price. Although Contributors and FWRLP believe that no real estate transfer or recording taxes will be due in connection with the transactions contemplated hereby, if it is finally determined that such taxes are due and payable in connection herewith, then, as long as the Partnership Interests were transferred in a manner such that at all times there were at least two (2) partners of the Partnership, Contributors shall either (at Contributors' election) (i) reimburse to FWRLP in cash one-half (1/2) of such sum paid by FWRLP, or (ii) return/relinquish to FWRLP the number of Units equal to one-half (1/2) of the taxes paid by FWRLP divided by the then-current price per share for common shares in the REIT. FWRLP and Contributors shall each pay its own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby.

                  (b) In addition to the foregoing, at the Closing, the following adjustments and prorations shall be computed as of January 1, 1998 (it being agreed that January 1, 1998 shall be the effective date of the Closing irrespective of the actual date upon which Closing occurs), as if the transaction contemplated by this Agreement was a sale of the Property by the Partnership to FWRLP:

                            (i) Taxes. Real estate and personal property taxes shall be apportioned (based on the fiscal periods for which such taxes are assessed) as of the Closing Date.

                           (ii) Assessments. All special assessments and other similar charges which have become a lien upon the Property or any part thereof at the Closing Date and are due and payable through the Closing Date, if any, shall be paid in full by the Contributors at the Closing. All other special assessments or similar charges shall be adjusted as of the Closing Date.

                           (iii) Rent. Rent for the month of, and any month after, Closing collected by the Partnership prior to Closing shall be apportioned as of the Closing Date. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority:
         (a) first to the payment of current rent then due; (b) second, to delinquent rent for any period after the Closing Date; and (c) third to delinquent rent for any period prior to the Closing Date. FWRLP shall use reasonable efforts (other than the institution of suit) to collect arreages due as of the Closing Date (including, without limitation, unpaid "Additional Rent" (as defined below) attributable to periods prior to Closing); provided, however, that at Contributors' election
         (i) FWRLP shall assign to Contributors all rights with respect to such arrearages and Contributors may pursue collection thereof or (ii) FWRLP will institute suit at the request of Contributors to collect such arrearages provided all costs (including attorneys' fees) in connection therewith are paid by Contributors. FWRLP agrees to cooperate with Contributors in ascertaining any amounts due, permitting Contributors to avail itself of any audit rights with respect to any tenants and otherwise assisting Contributors in collection of such arreages. If rents or any portion thereof received by Contributors or FWRLP after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fee, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

              If any tenants are required to pay percentage rents,
         escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by FWRLP after the Closing which are attributable in whole or in part to any period prior to the Closing, then FWRLP shall promptly pay to Contributors the portion thereof attributable to periods prior to and including the Closing Date, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof (if any), if and when the tenant paying the same has made all payments of rents and Additional Rent then due to FWRLP pursuant to the tenant's Lease, which obligation shall survive the Closing.

                           (iv) Debt Service on the AAL Loan and Escrows Held by Lender. The amount of interest payable under the AAL Loan shall be apportioned as of the Closing Date, and Contributors shall receive a credit for all escrows maintained by the Lender under the AAL Loan on the Closing Date.

                            (v) Miscellaneous. All other charges and fees customarily prorated and adjusted in similar transactions, including utilities, insurance premiums and charges for Service Contracts to be assumed by FWRLP, shall be prorated as of the Closing Date. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable or the amount to be adjusted is not yet ascertainable (as, for example, in the case of utility bills) the parties shall prorate on the best available information, subject to further adjustment promptly upon receipt of the final bill or upon completion of final computations. To the extent that water consumption or other utility charges may constitute a lien against the Property, Contributors agree that an appropriate amount in respect of water consumption or other utility charges may be held in escrow by the Title Company in connection with its issuance of a title insurance policy to FWRLP. The Contributors shall use their reasonable efforts to have all utility meters read on the Closing Date so as to accurately determine its share of current utility bills.

                  (c) Security Deposits. All security deposits set forth in the Leases at the Property shall, at Contributors' election, be paid over to or be credited to FWRLP at Closing.

                  (d) Bank Accounts. Immediately prior to the Closing, Contributors shall have the right to cause the Partnership to withdraw from the Partnership's bank account(s) and distribute to the Contributors an amount equal to all cash within such bank account(s) at such time.

                  (e) Distributions. The quarterly distributions payable to Contributors on the Common Units for the first record date after any issuance to Contributors shall be pro rated based upon the effective date of Closing of January 1, 1998.

         13. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty, until the Closing shall be borne by the Contributors. If prior to Closing (i) condemnation proceedings are commenced against all or any material portion of the Property, or (ii) if the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be Four Hundred Thousand Dollars

($400,000.00) (exclusive of roof repair costs) or more or to the extent that Giant Food, CVS/Pharmacy, Southern States or any other tenant(s) of the Property occupying in excess of 15,000 square feet in the aggregate shall exercise a termination right available under its lease because of such damage), or (iii) if the Property is damaged by an uninsured risk, then FWRLP shall have the right, upon notice in writing to the Contributors delivered within ten (10) days after actual notice of such condemnation or fire or other casualty, to terminate this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other (except the indemnities provided in Section 14(a) and 16 hereof shall survive such termination) and the Deposit shall be refunded to FWRLP. If FWRLP does not elect to terminate this Agreement or in the event of fire or other casualty not giving rise to a right to terminate this Agreement by FWRLP, FWRLP shall be entitled to an assignment of all of the proceeds of fire or other casualty insurance proceeds and the rent insurance proceeds payable with respect to the period after Closing or of the condemnation award, as the case may be (i.e., such proceeds shall remain in the Partnership for the benefit of FWRLP), and Contributors shall have no obligation to repair or restore the Property; provided, however, that the Unit portion of the Consideration shall be reduced (based on the Unit Price per Unit) by an amount equal to the sum of (a) the "deductible" applied by the Partnership's insurance policy, or (c) if the Partnership is self-insured, the cost of repairing such damage. FWRLP shall have the right to participate in the negotiation and settlement of any casualty or condemnation-related claim, provided that FWRLP shall have previously elected not to terminate this Agreement or has no such right of termination.

         14.      Inspection of Property.

                  (a) FWRLP's Right of Inspection. FWRLP shall have the right, at its own risk, cost and expense, at any time or times prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, or any tests, investigations and/or studies relating to the Property or FWRLP's intended acquisition thereof which FWRLP deems appropriate, in its sole discretion, during reasonable hours and upon reasonable notice to the Contributors. FWRLP's entry shall be subject to the rights of all tenants of the Property, and FWRLP shall use reasonable efforts not to interfere with the business being conducted by the Tenants. FWRLP shall further have complete access to all documentation, agreements and other information in the possession of Contributors related to the ownership, use and operation of the Property, to the extent it is readily available to Contributors, and shall have the right to make copies of same. FWRLP agrees to repair any damage to the Property that may be caused by its inspections and to indemnify and defend Contributors and hold Contributors harmless against any injury, loss, damage or lien suffered upon the Property as a result of such inspections. The foregoing indemnification obligation shall survive Closing and/or any termination of this Agreement.

                  (b) Environmental. (i) As described in that certain Phase I Environmental Site Assessment and Limited Subsurface Investigation prepared by Apex Environmental, Inc. and dated October 30, 1997, dry cleaning solvents have been identified in the soil of the Property in the area behind the existing dry cleaners. Apex is conducting further subsurface investigations (the "Additional Investigations") to determine the horizontal and vertical extent of the contamination in this area (the "Contamination"). If the Costs (as defined below) to obtain a Closure Letter (as defined below) from the Maryland Department of the Environment ("MDE") (including the costs of any remediation, if required) is less than $5,000.00, then the existence of the Contamination shall not constitute a basis for terminating this Agreement and Contributors will not be responsible for obtaining the Closure Letter.

            (ii) If the Costs to obtain a Closure Letter from MDE (including the costs of any remediation, if required) is more than $5,000.00, then, except as set forth in the following paragraph, the existence of the contamination shall not constitute a basis for termination of this Agreement, and in such event Contributors shall be responsible, at their sole cost and expense for all Costs in excess of $5,000.00 (FWRLP being liable for the first $5,000.00 of such Costs), for obtaining the Closure Letter from MDE, and Contributors shall diligently pursue same to completion. FWRLP will cause the Partnership to cooperate with Contributors in obtaining the Closure Letter, and FWRLP and
Contributors agree to share any documents in their possession or which they obtain in connection with the Contamination and Closure Letter. Contributors agree to indemnify and hold harmless FWRLP and its representatives, agents, successors (including, without limitation, successors in title to the Property), assigns, and nominees, from and against all Costs associated with obtaining a Closure Letter, which ever is applicable. The "Costs" covered by this Section 14(b) shall be deemed to mean all attorneys' and consultants' fees, costs and expenses reasonably necessary or appropriate for obtaining the Closure Letter, including, without limitation, the costs of preparing and filing applications, reports, letters, certificates, forms, plans, reports and related materials to MDE or the U.S. Environmental Protection Agency ("EPA"), whichever is applicable, and the costs, if any, required by MDE or EPA, whichever is applicable, to further assess and/or remediate the Contamination to the extent required by MDE and/or EPA. "Closure Letter" shall be deemed to mean a no further action letter, or its equivalent, stating that no further action regarding the assessment and remediation of the Contamination is necessary, and that the case is closed (if a case is opened).

                (iii) Notwithstanding the foregoing, if the Costs to obtain a Closure Letter from MDE (including the costs of any remediation, if required) is in excess of $100,000.00, then Contributors shall have the right to terminate this Agreement by giving written notice thereof to FWRLP before the Closing Date, in which event this Agreement shall terminate, the Deposit shall be returned to FWRLP and neither party shall have any further liabilities or obligations to each other; provided, however, that upon such termination, the Contributors shall reimburse FWRLP for one-half (1/2) of the cost of the Additional Investigations (not to exceed a reimbursement of $4,000.00).

                   (iv) Furthermore, Purchaser shall deliver to Contributors immediately upon its availability a copy of any environmental report it receives from its environmental consultant, including an estimate of the Costs. Contributors shall have the right to have its environmental consultant review said environmental report and estimate the Costs of obtaining a Closure Letter from MDE (including the costs of any remediation). If the estimate of the Costs obtained by Contributors from its environmental consultant exceeds One Hundred Thousand Dollars ($100,000.00), or in the event Purchaser does not deliver a complete copy of the report prepared by its environmental consultant addressed to Contributors (or permitting Contributors to rely thereon) on or before November 26, 1997, Contributors have the right to terminate this Agreement upon the same terms and conditions set forth above in Section 14(b)(iii). For the purposes hereof, Contributors environmental consultant shall be a consultant experienced in environmental matters, such as Apex Environmental.

                      (v) In the event Closing occurs and Contributors have responsibility to obtain the Closure Letter (and complete any remediation, if required) in accordance with this Section 14(b), Contributors shall arrange for obtaining such Closure Letter (including such remediation, if required) and advise the Partnership from time to time regarding the scope of activities planned and completed; so long as such Closure Letter and remediation actions are being pursued in a diligent manner under the direction of an experienced environmental consultant, Contributors shall have the exclusive right to complete such Closure Letter and remediation.

                  (c) Audit. The Contributors hereby agree to allow books and records related to the Property to be audited (at FWRLP's sole expense) prior to Closing upon at least ten (10) days prior notice at Contributors' office by an independent, certified public accounting firm selected by FWRLP, and the Contributors will cooperate and cause its employees and other agents to cooperate in such auditing process, provided Contributors shall not incur third party out-of-pocket expenses in connection therewith. FWRLP shall provide the Contributors with at least ten (10) days prior notice of such audit.

         15.      Indemnifications.

                  (a) Indemnification by Contributor. Subject to the provisions of Section 19(m) below, Contributors hereby indemnify and agree to defend and hold harmless FWRLP and its partners and subsidiaries and any officer, director, employee, agent of any of them, and their respective successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by FWRLP, any indemnitee set forth above, or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from (i) any breach of any covenant, representation, warranty or agreement on the part of Contributors, or any of them, made herein or in any instrument or document delivered pursuant to this Agreement, and/or (ii) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence (other than any of the foregoing approved, consented or taken subject to by FWRLP in accordance with the provisions of this Agreement) created, arising or accruing on or prior to the Closing Date, regardless of when asserted (but subject to Section 19(m) below), and relating to the Contributors or the Property, or its operations. To the extent an indemnification obligation under clause (i) above arises out of a breach by any Contributor of the several representations and warranties set forth in Section 5 hereof, only the Contributor responsible for such breach shall be obligated to indemnify FWRLP hereunder.

                  (b)  Indemnification  by FWRLP.  Subject to the  provisions of
Section 19(m) below, FWRLP hereby indemnifies and agrees to defend and hold harmless Contributors and their respective heirs, executors, administrators, personal or legal representatives, successors and assigns from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Contributors and/or their heirs, executors, administrators, personal or legal representatives, successors or assigns as a result of, on account of or arising from (i) any breach of any covenant, representation, warranty or agreement on the part of FWRLP made herein or in any instrument or document delivered pursuant to this Agreement, and/or (ii) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing after the Closing Date and relating to the Partnership, the Partnership Interests, the Property or its operations or pertaining to tenant security deposits delivered to FWRLP.

         16. Brokerage Commission. Contributors and FWRLP represent and warrant to each other that no brokerage fee or real estate commission is or shall be due or owing in connection with this transaction other than that payable to First Capital Realty, Inc., which shall be payable by FWRLP at the Closing pursuant to a separate agreement. Contributors and FWRLP hereby indemnify and hold the other harmless from any and all claims of any other broker or agent so claiming based on action or alleged action of the other.

         17.      Default Provisions; Remedies.

                  (a) FWRLP's Default. If FWRLP fails to consummate the Contribution contemplated herein when required to do so pursuant to the provisions hereof, then the Title Company shall deliver the Deposit to Contributors as full and complete liquidated damages, and as the exclusive and sole right and remedy of Contributors, at law or in equity, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party. In the event this Agreement is terminated, the indemnities set forth in Sections 14(a) and 16 shall nevertheless remain in full force and effect.

                  (b)  Contributors  Default.  Except for any breaches waived in writing by FWRLP, if Contributors have breached any of their covenants or obligations under this Agreement at or prior to Closing or have failed, refused or are unable to consummate the Contribution contemplated herein by the Closing Date or if any of the representations and warranties made by Contributors under this Agreement shall be inaccurate or incorrect in any material respect on the Closing Date, then FWRLP shall be entitled to (i) waive such breach, default or failure and proceed to Closing, (ii) extend the Closing for such reasonable time or times as may be necessary in order to enable Contributors to remedy such breach, default or failure (not to exceed three (3) months), (iii) terminate this Agreement and obtain the return of the Deposit, (iv) maintain an action for specific performance or (v) if and only if the breach, failure or refusal is due to the wrongful act or omission of Contributors, maintain an action for damages against Contributors in an amount not to exceed $250,000 (exclusive of court costs and reasonable attorneys' fees). In the event this Agreement is terminated, the indemnities set forth in Sections 14(a) and 16 shall nevertheless remain in full force and effect.

                  (c) The provisions of Sections 17(a) and (b) above shall not be applicable to any breach or default by a party occurring or first becoming actually known to the other party after Closing, and, as to any said breach or default, the non-defaulting party may exercise any and all remedies available at law or in equity, subject, however, to the provisions of Section 19(m) and to the following sentence. The foregoing notwithstanding, as to any such breach or default (other than a breach of the representations or warranties contained in Section 5 or Section 6(x) hereof) or any indemnification obligation under
Section 15(a), any execution by FWRLP for damages awarded to FWRLP against Contributors shall not exceed $6,300,000.00 in the aggregate (and the liability of each of Messrs. Frank and Kamins for any such damages shall be limited to his pro rata share (i.e., two-thirds (2/3) with respect to Gary Frank and one-third (1/3) with respect to Sheldon Kamins) of the lesser of the loss or the $6,300,000.00 limitation, but not to exceed, as to each of them respectively, the aggregate value of the respective Units (based on a price of $25.00 per Unit) and cash received by them at Closing.

                  (d) In the event that any litigation shall arise between the parties hereto as to the subject matter hereof, the prevailing party in such litigation shall be entitled to recover from the non-prevailing party all of its court costs and reasonable attorneys' fees.

         18. Registration Rights. (a) The REIT hereby agrees to use its best efforts to file a registration statement within thirteen (13) months after Closing to register the issuance and resale, if required, of REIT Common Stock which may be issued to Contributors in exchange for its Units, to use its best efforts to cause such registration statement to become effective and to keep such registration continuously effective (subject to certain exceptions) for a period for four (4) years thereafter; provided, however, that the REIT shall be permitted to postpone such filing or suspend the effectiveness of such shelf registration statement for such periods as the REIT reasonably determines are in the best interest of the REIT or which are necessary to comply with securities law requirements (including suspending sales under the shelf registration statement for such periods as the managing underwriter in an underwritten offering deems necessary).

                  (b) Piggyback Registration Rights. If the REIT has a shelf registration statement effective with respect to any of its equity securities, the REIT will use its best efforts to cause such registration statement to include the Common Stock issuable upon exchange of the Contributors' Common Units, unless the REIT reasonably determines that inclusion of such Common Units would have a material adverse effect on the REIT and its stockholders.

                  (c) Survival. The obligations of the REIT under this Section 18 shall survive Closing without limitation.

         19.      Miscellaneous Provisions.

                  (a) Completeness and Modification. This Agreement (together with Exhibits A to Q attached hereto) represents the complete understanding between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument in writing signed by all of the parties hereto.

                  (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, executors, administrators, personal and legal representatives, successors and assigns.

                  (c)  Assignment.  This  Agreement  shall not be  assignable by
FWRLP without the consent of Contributor; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, without Contributors' consent, FWRLP shall be entitled (i) to assign this Agreement to an entity controlled by, controlling or under common control with FWRLP or (ii) to transfer or, at Closing, cause the Partnership to issue a 1% limited partnership interest in the Partnership to the REIT or to an entity controlled by, controlling or under common control with the FWRLP, as long as in either case (i) the Partnership Interests are transferred in a manner such that at all times there are at least two (2) partners of the Partnership, and (ii) the Units are issued to Contributors as required herein. This Agreement shall not be assignable by Contributors except by operation of law.

     (d) Waiver; Modification. Failure by FWRLP or Contributors to insist upon or enforce any of its rights hereto shall not constitute a waiver or modification thereof.

                  (e) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Maryland.

                  (f) Headings. The headings are herein used for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth, or the scope of any provision hereof.

                  (g) Continuing Documentation and Access. From and after Closing, Contributors shall afford FWRLP reasonable access to any and all information in their possession concerning the ownership, use and operation of the Property (including the right to copy same at the expense of FWRLP) for purposes of any tax examination or audit or other similar purpose, subject to the agreements of the Contributors, the Partnership or FWRLP concerning confidentiality set forth herein.

                  (h) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

                  (i) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered by hand or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by commercial courier, telecopy or overnight courier (e.g., Federal Express) against receipt, to the addresses indicated below:

                 (i)      if to FWRLP:

                          First Washington Realty Limited Partnership
                          4350 East-West Highway, Suite 400
                          Bethesda, MD  20814
                          Attn:   William J. Wolfe
                          Jeffrey S. Distenfeld, Esq.
                          Telecopy: (301) 907-4911

                 (ii)     if to Contributors:

                          Gary S. Frank
                          Sheldon B. Kamins
                          Blum, Frank & Kamins
                          10220 River Road
                          Potomac, MD  20854
                          Telecopy:  (301) 299-2889
                           with a copy to:

                           Robert Gottlieb, Esquire
                           Tucker, Flyer & Lewis
                           1615 L Street, N.W.
                           Suite 400
                           Washington, DC  20036
                           Telecopy:  (202) 429-3231

                  Such notice shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this Section 19(i).

                  (j) All Warranties Joint and Several. Except as expressly provided otherwise in this Agreement, each and every warranty, covenant, undertaking and agreement of Contributors hereunder shall be deemed a joint and several warranty, covenant, undertaking and agreement of each person and entity collectively comprising the Contributors.

                  (k) Further Assurances. Contributors and FWRLP agree to execute, acknowledge and deliver any further agreements, documents or instruments that are reasonably necessary or desirable to carry out the transactions contemplated by this Agreement, provided that such execution, acknowledgment and delivery does not impose any additional costs on such party (other than such party's attorneys' fees in the review thereof and de minimis recording costs).

                  (l) Business Days. A "business day" shall be Mondays through Fridays, less and expecting all legal holidays observed by the United States Government or the Government of the State of Maryland. Any date specified in this Agreement which does not fall on a business day shall be automatically extended until the first business day after such date.

                  (m) Survival. Each of the covenants, indemnities, representations and warranties of this Agreement shall survive Closing and shall thereafter remain in effect for a period of time equal to the applicable statute of limitations in connection with the underlying claim, except as follows:

                           (i) the covenants, representations and warranties contained in Section 6(a) through (k) and (m) through (t) and 8(a) through (l) shall terminate one (1) year after the Closing Date except as to claims for breach thereof asserted by a party within such one (1) year period;

                           (ii)    the    indemnification    for    breach    of
         representations or warranties pursuant to clause (i) of the first sentence of each of Section

         15(a) and 15(b) herein, shall be subject to the same survival period of the underlying representation or warranty as contained in this Agreement, in which case such indemnification obligation shall expire with respect to any claim not raised by FWRLP, by written notice to Contributors, within such survival period; and

                           (iii) any breach of any representation, warranty or covenant made by any party hereto which is actually known on the Closing Date to the party benefitted thereby shall be deemed waived once the Closing has occurred (and in this regard each of Contributor, FWRLP and the REIT covenant to disclose the existence of any such breaches to the other party promptly upon learning of the same); provided, however, that such breach shall not be deemed waived if (x) the breaching party had actual knowledge that it was in breach on the date of execution of this Agreement, or (y) the breach consists of an intentional or wrongful act or omission by the breaching party after the date of execution of this Agreement.

                  (n) Definition of Knowledge. For purposes of this Agreement, whenever a statement is made to a party's "knowledge" or "to the best of the knowledge" of a party, such statement is made only to the actual knowledge of the party without any independent inquiry.

                  (o) Confidentiality. Before Closing, FWRLP agrees that it will keep confidential, and will make reasonable efforts to have the respective partners, employees, officers, directors, shareholders, agents, counsel, accountants and affiliates of FWRLP, keep confidential, the terms of this Agreement, and all information, records, materials and other data pertaining to the Property which was acquired or learned from this Agreement or the negotiations relating thereto or arising out of the transactions contemplated hereby, except (i) to the extent necessary to effect the transactions contemplated hereby, (ii) pursuant to compulsion by due process of law, (iii) in connection with the resolution of any dispute between FWRLP and Contributors, or
(iv) if such information was obtained, or is otherwise available, in the public domain or from other sources. The provisions of this paragraph shall survive the Closing and the termination of this Agreement.

         20.      Tax Matters.

                  (a) FWRLP covenants that, during the period beginning on the Closing Date and ending five (5) years thereafter, the principal balance of the mortgage loan secured by the Property shall not be reduced below an amount equal to the outstanding principal balance of the AAL Loan as of the Closing Date (other than for (i) scheduled amortization of the mortgage loan, or (ii) non-scheduled principal curtailments of the mortgage loan due to application required by the mortgage lender of insurance or condemnation proceeds or by the mortgage lender for other reasons beyond FWRLP's reasonable control.

                  (b) If (1) FWRLP intends to make a principal prepayment of the mortgage loan pursuant to clause (ii) under subsection (a) above, or (2) FWRLP intends to refinance the mortgage loan secured by the Property after the fifth
(5th) anniversary of the Closing Date, then FWRLP will give each Contributor who receives Units at least ten (10) days' prior written notice thereof, and each such Contributor, at his written election but with no obligation to do so, may affirmatively make a DRO Election or Bottom Guaranty Election (as described below). Any such election shall be made by notice delivered to FWRLP no later than the date on which the tax return for FWRLP is filed for the fiscal year in question. In addition, at Closing each Contributor shall have the right to make a DRO Election or Bottom Guaranty Election to the extent that the receipt of Units at Closing would but for such election result in a distribution of money under Section 752(b) of the Internal Revenue Code of 1986, as amended, that is taxable for Federal income tax purposes.

                  (c) A DRO Election shall state that if the Contributor has a deficit balance in its capital account following the liquidation of the Contributor's interest in FWRLP or the liquidation of FWRLP, as the case may be, such Contributor shall contribute to the capital of FWRLP, no later than the end of the fiscal year during which the Contributor's interest in FWRLP is liquidated or during which FWRLP is liquidated, as the case may be (or, if later, 90 days after the date on which the Contributor's interest in FWRLP is liquidated or on which FWRLP is liquidated, as the case may be) (the "Liquidation Date") an amount of money equal to a designated portion of the deficit in the Contributor's capital account. The term "Liquidation" shall have the meaning given to it in Treas. Regs. Section 1.704.

                  (d) A Bottom Guaranty Election shall state that if FWRLP shall be in default with respect to the mortgage loan securing the Property, then the Contributor agrees to contribute to the capital of FWRLP a designated portion of the principal balance of such mortgage loan (the "Contribution Limit"); however, such contribution shall only occur if the mortgage lender shall have exhausted all of its remedies against the Property in order to collect the amount owing the mortgage lender, and such Contribution Limit shall be reduced on a dollar-for-dollar basis for every dollar received by the mortgage lender from exercising its remedies. Any such contribution shall be made by the Liquidation Date. For example, if the amount of the mortgage loan were $10,000,000.00 and the amount of the Contribution Limit were $1,000,000.00, the capital contribution would only be required if and only if, the Property were sold in foreclosure and the proceeds (whether cash or other proceeds) of sale were less than $1,000,000.00.

                  (e) For the purposes of Section 704(c) of the Internal Revenue Code of 1986, as amended (the "Code"), the value of the Property will be allocated between the land and improvements as reasonably determined by the Contributors and FWRLP.

The allocation method under Section 704(c) of the Code used by FWRLP with respect to the Property will be the traditional method set forth in Treasury Regulation ss.1.704.3.

         IN WITNESS WHEREOF, the parties hereto have executed this Contribution Agreement as of the day and year first written above.

                               FWRLP:

                               FIRST WASHINGTON REALTY
                               LIMITED PARTNERSHIP

                               By:      First Washington Realty Trust, Inc.,
WITNESS:                                Its general partner


/s/Jeffrey S. Distenfeld                By:/s/ William J. Wolfe
                                           William J. Wolfe
                                           President

                                        Date of execution:November 11, 1997



WITNESS:                       CONTRIBUTORS:


/s/___________________         /s/ Gary S. Frank
                                   GARY S. FRANK


/s/_____________________       /s/ Sheldon B. Kamins
                                   SHELDON B. KAMINS

                                   C.P., INC.


/s/_____________________           By:/s/ Sheldon Kamins
                                      Name:
                                      Title:


                                   Date of execution:November 12, 1997

     First Washington Realty Trust, Inc. joins herein solely for the purpose of making the representations, warranties and covenants contained in Sections 8(h),
(j), (k) and (l), Section 11 and Section 18 hereof.

                                          FIRST WASHINGTON REALTY
WITNESS:                                  TRUST, INC.


/s/ Jeffrey S. Distenfeld                 By:/s/ William J. Wolfe
                                                 William J. Wolfe
                                                 President


                                          Date of execution:  November 11 , 1997

                          ACKNOWLEDGE BY TITLE COMPANY


         The undersigned Title Company executes this Contribution Agreement solely to acknowledge receipt of the Deposit pursuant to Paragraph 3 hereof and to evidence its agreement to serve as escrow agent pursuant to the terms of the foregoing Agreement.

WITNESS:                             COMMERCIAL SETTLEMENTS, INC.


/s/ Sarah Eckert                     By: /s/ Stuart Levin
                                             Stuart Levin
                                             Vice President

                                     Date:November 17, 1997

                                LIST OF EXHIBITS



EXHIBIT A.     Legal Description of Land                Recitals

EXHIBIT B.     Leases and Rent Schedule                 Section 6(d)

EXHIBIT C.     Service Contracts                        Section 6(e)

EXHIBIT D.     Violations                               Section 6(c)

EXHIBIT E.     Insurance List                           Section 6(g)

EXHIBIT F.     Form of Tenant Estoppel                  Section 6(i)

EXHIBIT F-1.   Tenant Estoppels                         Section 8(a)(viii)

EXHIBIT G.     Litigation                               Section 6(k)

EXHIBIT H.     Operating Statements and Budget          Section 6(r)

EXHIBIT I.     Personal Property                        Section 6(t)

EXHIBIT J.     Permitted Exceptions                     Section 9(a)(iii)(B)

EXHIBIT K.     [Intentionally Omitted]

EXHIBIT L.     Confidential Information Statement       Section 8(c)

EXHIBIT M.     [Intentionally Omitted]

EXHIBIT N.     First Trust                              Section 2(c)

EXHIBIT O.     Note                                     Section 2(c)

EXHIBIT P.     Partnership Agreement                    Section 6(a)

EXHIBIT Q.     Allocation of Units, Consideration       Section 2(a)


  [Contributors and FWRLP to Attach Foregoing at Acceptance of this Agreement]